EXHIBIT 5.01(a)

OPINION OF COUNSEL

February 29, 2008

Campbell Alternative Asset Trust
c/o Campbell & Company, Inc.
Managing Owner
210 West Pennsylvania Avenue, Suite 770
Towson, Maryland 21204

Re:	Campbell Alternative Asset Trust
Units of Beneficial Interest

Ladies and Gentlemen:

We refer to the Post-Effective Amendment No. 9 to the Registration Statement on Form S-1 (the “Registration Statement”), filed on or about February 29, 2008 by Campbell Alternative Asset Trust, a Delaware statutory trust (the “Trust”), under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), relating to the offering of Units of Beneficial Interest (the “Units”) of the Trust in such manner as described in the form of prospectus included as part of the Registration Statement.

We are familiar with the proceedings to date with respect to the issuance and sale of the Units and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

For the purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the original of copies.

In giving the opinions herein, we have relied with your permission, on the opinion issued to you of even date herewith of Richards, Layton & Finger, P.A., Wilmington, Delaware (the “RL&F Opinion”).

Based upon the foregoing, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

2. Campbell & Company, Inc., the managing owner of the Trust, has taken all corporate action required to be taken by it to authorize the issuance and sale of the Units to the Unitholders (as defined below) and to authorize the admission to the Trust of the holders of the Units (the “Unitholders”).

3. The Units being offered for sale as described in the Registration Statement, when sold in the manner and under the conditions set forth therein, will be validly issued and, subject to the qualifications set forth herein and in the RL&F Opinion, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Unitholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware, subject to the obligation of a Unitholder to make payments provided for in Section 17(c) of the Trust’s Third Amended and Restated Declaration of Trust and Trust Agreement and to repay any funds wrongfully distributed to it from the Trust.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states (including the State of Delaware) or foreign securities law to the sale of the Units.

This letter is limited to the General Corporation Law, the Delaware Statutory Trust Act, the federal laws of the United States of America and the laws of the State of New York. In expressing the foregoing opinions and statements pertaining to the Trust that are governed by the Delaware Statutory Trust Act, we have relied with your permission on the opinion addressed to you of even date herewith of Richards, Layton & Finger, P.A.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Commission. Except as stated above, without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,

/s/ Sidley Austin LLP
Sidley Austin LLP